[ARMOR HOLDINGS, INC. LOGO OMITTED]           [STEWART & STEVENSON LOGO OMITTED]
                                                           FOR IMMEDIATE RELEASE
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FOR ARMOR HOLDINGS, INC.:

COMPANY CONTACT:        MEDIA CONTACT:             INVESTOR RELATIONS CONTACT:
Robert R. Schiller      Michael Fox                James R. Palczynski
President               President,                 Principal
Armor Holdings, Inc.     Corporate Communications  Integrated Corporate
904.741.5400            Integrated Corporate         Relations, Inc.
www.armorholdings.co     Relations, Inc.           203.682.8229
                        203.682.8218               jp@icrinc.com
                        mfox@icrinc.com

FOR STEWART & STEVENSON SERVICES, INC.:
COMPANY CONTACT:
L. Scott Biar
CFO & Treasurer
Stewart & Stevenson Services, Inc.
713.868.7700
www.ssss.com

                ARMOR HOLDINGS, INC. ANNOUNCES AGREEMENT
              TO ACQUIRE STEWART & STEVENSON SERVICES, INC.

     -- Transformational Acquisition Positions Armor Holdings as Prime Vehicle
     Contractor--

     -- Combined Business Expected to Have Attractive Growth Opportunities --

JACKSONVILLE, FLA. AND HOUSTON, TX., -- FEBRUARY 27, 2006 -- ARMOR HOLDINGS,
INC. (NYSE: AH), a leading manufacturer and distributor of security products and vehicle armor systems serving military, law enforcement, homeland security and commercial markets, announced today that it has signed a definitive agreement to acquire STEWART & STEVENSON SERVICES, INC. (NYSE: SVC), a leading manufacturer of military tactical wheeled vehicles including the Family of Medium Tactical
Vehicles (FMTV), the U.S. Army's primary transport platform.

Armor Holdings has agreed to acquire all of the outstanding stock of SVC for $35 per share in a cash merger transaction. The total value of the transaction is expected to be approximately $755 million after deducting SVC's net cash balance of $312 million as of January 31, 2006. The transaction is subject to SVC shareholder approval, the expiration or termination of the Hart-Scott-Rodino waiting period and other customary conditions. The transaction is expected to close mid-year. Armor Holdings will finance the transaction through available cash and with proceeds from new senior credit facilities.

Robert R. Schiller, President of Armor Holdings, said, "This is truly a transformational event for our company. Stewart & Stevenson is one of the finest manufacturers of military vehicles in the world. Our position as the leading supplier of vehicular armor and safety systems for the up-armored HMMWV, numerous heavy tactical vehicles, and work for Stewart & Stevenson on the FMTV, has enabled us to grow our sales and earnings at excellent rates for the past several years. We believe this opportunity to become a prime contractor within the military's tactical wheeled vehicle fleet is extremely compelling. We expect to benefit from Stewart & Stevenson's world-class fabrication and assembly operations, strong research and development effort, and highly capable management team."

Max L. Lukens, President and Chief Executive Officer of Stewart & Stevenson
commented, "Our Board of Directors unanimously concluded that this transaction with Armor Holdings provides significant value for our shareholders and is in the best interests of our customers and employees. Our Tactical Vehicle Systems business led by Denny Dellinger and his team has developed a standard of quality, reliability and vehicle readiness for the FMTV that we believe is unmatched in the industry. Armor Holdings, through its Aerospace & Defense
Group, has a diversified portfolio of great products that it offers to the U.S.
Department of Defense and other customers in various parts of the world. I believe the successful

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track record and complementary strengths of these two organizations offer a platform for future growth and expanded opportunities for the combined businesses."

Mr. Schiller added, "We believe that the integration of Stewart & Stevenson will further diversify our overall defense business, create improved multi-year visibility for revenues, make appropriate use of our strong financial position, and provide a wide variety of incremental growth opportunities. We expect the
FMTV program to deliver strong growth going into the second-half of this year and to continue in 2007 and beyond. Based on this expectation and potential synergies from the combination, we expect the acquisition to be accretive to earnings in 2007. We are very excited to begin the process of integration and creation of a company that is stronger than either of its predecessors was individually."

Robert Mecredy, President of Armor Holdings Aerospace & Defense Group, said, "We are very proud of the work we have done and the close relationships we have built with the team at Stewart & Stevenson over the past several years. We are extremely excited about now working full time with this incredibly talented and capable organization, specifically to identify the many benefits that might arise from our combination. Stewart & Stevenson's leadership as a premier vehicle manufacturer brings to Armor Holdings a multi-year FMTV contract through
2008, and potentially well into the future. We believe that it positions us extremely well for a wide range of high-priority procurement contracts in the coming years. In our opinion, recent Defense budget actions to significantly increase funding for the FMTV program underscore the significance of this critical equipment to U.S. military operations abroad and for the mission of our
Guard and Reserve components. We are proud of what Armor Holdings has done for our Service men and women and excited to increase our contribution through the addition of Stewart & Stevenson to the Armor Holdings Aerospace & Defense
Group."

Armor Holdings was advised on the transaction by Pruzan & Co. LLC. Wachovia
Securities provided financing and a fairness opinion to Armor Holdings' Board of
Directors. The law firm of Kane Kessler, P.C. acted as legal counsel for Armor
Holdings.

Stewart & Stevenson's financial advisor was Merrill Lynch & Co., with Robinson
Partners acting as a consultant to the Company. The law firms of Fulbright &
Jaworski LLP and Wachtell, Lipton, Rosen & Katz acted as legal counsel for
Stewart & Stevenson.

CONFERENCE CALL SCHEDULED FOR FEBRUARY 27TH AT 11:00AM (EASTERN)

The Company will hold a teleconference at 11:00am (Eastern) on February 27,
2006, to discuss these developments and answer questions. There are two ways to participate in the conference call - via teleconference or webcast. Access the webcast by visiting the Armor Holdings, Inc. website
(http://www.armorholdings.com). You may listen by selecting Investor Relations and clicking on the microphone.

Via telephone, the dial-in number is 1-800-230-1093 for domestic callers, or
1-612-332-0345 for international callers. There is no passcode required for this call. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via replay at 1-800-475-6701 -
access code 820971 for domestic callers, or 1-320-365-3844 - access code 820971 for international callers. The teleconference replay will be available beginning at 2:30pm on Monday, February 27th, and ending at 11:59pm on Monday, March 6th.

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ABOUT ARMOR HOLDINGS, INC.

Armor Holdings, Inc. (NYSE: AH) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets.
Additional information can be found at www.armorholdings.com.

ABOUT STEWART & STEVENSON SERVICES, INC.

Stewart & Stevenson Services, Inc. (NYSE: SVC), founded in 1902, is primarily engaged in the design, manufacture and service of medium and light tactical vehicles for the U.S. Army and others worldwide. Stewart & Stevenson Services,
Inc. is not affiliated with Stewart & Stevenson LLC. For more information on
Stewart & Stevenson Services, Inc., visit http://www.ssss.com.

FORWARD LOOKING STATEMENTS

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements may be identified through the use of words such as "anticipates," "believes," "plans,"
"potentially," "expects," "intends," "future," and similar expressions. These risks and uncertainties are described in Armor Holdings, Inc.'s filings with the
Securities and Exchange Commission ("SEC"), including Armor Holdings, Inc.'s
Registration Statement on Form S-3, its 2004 Form 10-K and amendments thereto and most recently filed Forms 8-K and 10-Q and Stewart & Stevenson Services,
Inc.'s filings with the SEC, including Stewart & Stevenson Services, Inc.'s
Annual Report on Form 10-K for the year ended January 31, 2005, which are available at the SEC's web site at www.sec.gov.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed transaction will be submitted to Stewart & Stevenson's shareholders for their consideration, and Stewart & Stevenson will file a proxy statement to be used to solicit shareholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction with the SEC.
STEWART & STEVENSON SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING
THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT
DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE
DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Stewart & Stevenson and Armor Holdings with the SEC at the
SEC's website at www.sec.gov. Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, when available, without charge, by directing a request to Stewart &
Stevenson Services, Inc., Investor Relations, P.O. Box 1637, Houston, Texas
77251 or at Stewart & Stevenson Services, Inc.'s Investor Relations page on its corporate website at www.ssss.com.

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